UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

GENESEE & WYOMING INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 FIELD POINT ROAD, GREENWICH, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code : (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 29, 2011, Genesee & Wyoming Inc. (the “Company”) entered into the Third Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement”; terms used herein and not otherwise defined to be given the meanings provided therein), among (a) the Company and RP Acquisition Company Two, a Delaware corporation (“RP” and, together with the Company, the “Domestic Borrowers”), (b) Quebec Gatineau Railway Inc., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), (c) Genesee & Wyoming Australia Pty Limited (ACN 079 444 296), a proprietary limited company incorporated under the laws of Australia (the “Australian Borrower”), (d) Rotterdam Rail Feeding B.V., a private limited liability company constituted under the laws of the Netherlands (the “European Borrower”, and together with the Domestic Borrowers, the Canadian Borrower and the Australian Borrower, the “Borrowers”), (e) the U.S. Guarantors, (f) the Canadian Guarantors, (g) the European Guarantors, (h) the Australian Guarantors, (i) Bank of America, N.A., a national banking association and the other lending institutions listed on Schedule II to the Credit Agreement, (j) Bank of America, N.A., as administrative agent for itself and such lending institutions (acting in such capacity, the “Administrative Agent”), Domestic Swingline Lender and Issuing Lender, (k) Bank of America, N.A., acting through its Canada branch, as Canadian Swingline Lender and Canadian Agent, (l) Bank of America, N.A., acting through its London branch, as European Swingline Lender and European Agent, (m) Bank of America, N.A., acting through its Australia branch, as Australian Swingline Lender, (n) JPMorgan Chase Bank, N.A. and Deutsche Bank Securities Inc., as Co-Syndication Agent and (o) Australia and New Zealand Banking Group Limited and Keybank National Association, as Co-Documentation Agents. The Credit Agreement provides for the following senior credit facilities: (a) a five-year term loan facility including (i) a $200,000,000 Domestic Term Loan to the Company, (ii) a $25,000,000 Canadian Term Loan to the Canadian Borrower and (iii) a $100,000,000 Australian Term Loan to the Australian Borrower, and (b) a five-year revolving facility including up to $425,000,000 Domestic Revolving Loans to the Domestic Borrowers, with sublimits of up to $200,000,000 Australian Revolving Loans to the Australian Borrower, up to $25,000,000 European Loans to the European Borrower and up to $35,000,000 Canadian Revolving Loans to the Canadian Borrower. The Credit Agreement was fully and irrevocably executed and delivered by the parties thereto, and became effective, on July 29, 2011 (the “Closing Date”). The proceeds of the senior credit facilities will be used for working capital, capital expenditures, investments permitted under the Credit Agreement, acquisitions permitted under the Credit Agreement, other lawful general corporate purposes, and to refinance existing indebtedness. The Loans will mature on the fifth anniversary of the Closing Date.

Subject to various conditions, the Borrowers may, one time per fiscal quarter, increase the Aggregate Domestic Revolving Loan Commitments by reducing and reallocating by an equivalent amount all or a portion of the Aggregate Canadian Revolving Loan Commitments and/or the Aggregate European Commitments and/or the Aggregate Australian Revolving Loan Commitments to the Aggregate Domestic Revolving Loan Commitments or increase any of the Aggregate Canadian Revolving Loan Commitments, the Aggregate European Commitments, or the Aggregate Australian Revolving Loan Commitments by reducing and reallocating by an equivalent amount all or a portion of the Aggregate Domestic Revolving Loan Commitments. The credit facilities also include (a) a $45,000,000 sublimit for the issuance of standby letters of credit and (b) a sublimit for swingline loans including (i) up to $15 million with respect to each of the Domestic Revolving Loans, the Canadian Revolving Loans and the Australian Revolving Loans and (ii) up to $10,000,000 with respect to the European Loans. Provided there is no Event of Default, and without the consent of the Lenders, (i) the

Company may request an increase in the size of the Aggregate Domestic Revolving Loan Commitment and/or a term loan be made to the Company in an amount not to exceed $100,000,000 and (ii) the Australian Borrower may request an increase in the size of the Aggregate Australian Revolving Loan Commitments and/or a term loan be made to the Australian Borrower in an amount not to exceed $50,000,000 (and, together with the amounts in clause (i), $100,000,000), each with the existing Lenders and if necessary, additional Lenders, with each new Lender being subject to the approval of the Administrative Agent.

The senior credit facilities are guaranteed by all existing and future direct and indirect domestic Restricted Subsidiaries of the Company. Any foreign sub-facilities made available to a foreign Borrower shall in addition be guaranteed by all foreign Restricted Subsidiaries to the extent permitted by law and so long as there is no adverse tax impact to the Company and its Subsidiaries.

The Credit Agreement contains customary representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company, the other Borrowers and certain of their subsidiaries to incur certain additional indebtedness, create or permit liens on assets, and engage in mergers or consolidations. In addition, the Credit Agreement contains customary events of default, upon the occurrence of which, after any applicable grace period, the lenders will have the ability to accelerate all outstanding loans thereunder and terminate the commitments. The Credit Agreement also contains financial covenants restricting the Company’s Funded Debt to EBITDAR Ratio and the Company’s Consolidated EBITDA to Consolidated Total Interest Expense ratio.

Certain of the lenders under the Credit Agreement, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its affiliates, for which they have in the past and may in the future receive customary fees and commissions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.01 hereto, which agreement is incorporated herein by reference.

A copy of the press release announcing the closing of the senior credit facility is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On August 2, 2011, GWI announced that it signed an agreement to acquire the Arizona Eastern Railway for $90.1 million in cash, subject to adjustment for final working capital. The acquisition is subject to customary closing conditions and is expected to be completed by the end of the third quarter of 2011.

A copy of the press release announcing the acquisition is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 9.01 EXHIBITS

Exhibit No.	Description

10.01	Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 29, 2011.

99.1	Press release announcing the closing of $750 million senior credit facility.

99.2	Press release announcing the acquisition of the Arizona Eastern Railway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus
Title: General Counsel and Secretary

Dated: August 2, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.01	Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 29, 2011.

99.1	Press release announcing the closing of $750 million senior credit facility.

99.2	Press release announcing the acquisition of the Arizona Eastern Railway.